                  DEVELOPMENT, LICENSE AND SALES AGREEMENT

     This DEVELOPMENT, LICENSE, AND SALES AGREEMENT is effective, as of the 5TH day of June, 1997, (the "EFFECTIVE DATE") by and between LJL BIOSYSTEMS, INC, a California corporation having a principal place of business at 404 Tasman Drive, Sunnyvale, California 94089 ("LJL") and FLUORRX, Inc., a Delaware corporation having a principal place of business at 979 Keystone Way, Carmel, Indiana 46032 ("FLUORRX").

                               WITNESSETH:

     WHEREAS, LJL possesses certain proprietary information, know-how, patents, trade secrets, and other intellectual property rights with respect to the development, use and manufacture of absorbance, fluorescence, chemiluminescence, and other detection systems;

     WHEREAS, FluorRx posses certain proprietary information, know-how, patents and other intellectual property rights with respect to its Fluorescence Life Time ("FLT") technology platform developed by [*] and owned or licensed to FluorRx; and

     WHEREAS, LJL desires to develop, manufacture, market, and otherwise commercialize such FLT technology platform, including incorporating such FLT technology platform into LJL systems in accordance with the terms and conditions set forth below.

     NOW, in consideration of the mutual promises contained in this Agreement, the parties hereto agree as follows:

                     ARTICLE I - DEFINITIONS AND CONSTRUCTION
                     ----------------------------------------

1.1 The following terms as used hereinafter in this Agreement shall have the meaning set forth in this Article:

     "AFFILIATE" shall mean any person, firm or corporation which controls, is controlled by or is under common control with FluorRx or LJL as the case may be, with "control" to mean ownership directly or indirectly of fifty percent (50%) or more of voting stock or equity interest of the subject entity.

     "CONFIDENTIAL INFORMATION" shall mean any information disclosed by one party (the "DISCLOSING PARTY") to the other party (the "RECEIVING PARTY"), which if in written, graphic, machine-readable, or other tangible form is marked as "confidential" or "proprietary", or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing in which it is identified as "confidential" within thirty (30) days of such disclosure. Confidential Information includes, without limitation, source code, source listings, program listings, flow charts, databases, schematics, computer programs, drawings, specifications, data, design documents, methods, processes, formulae, inventions, discoveries, know-how, trade secrets, technical information or material, marketing plans, financial information, business plans, business strategies, customer lists, supplier lists, and other


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

information relating to the Disclosing Party's business, products and research, development, marketing, and manufacturing activities.

     "FIELD" shall mean the field of [*].

     "INSTRUMENTS" shall mean the [*] developed by LJL pursuant to this Agreement, for [*] and incorporating FLT technology platform. Such Instruments may include [*] which [*] the FLT technology platform, and [*] which are [*] the FLT technology platform.

     "INTELLECTUAL PROPERTY" shall mean all current and future worldwide rights in patents, copyrights, trade secrets, trademarks, know-how, utility models, and other intellectual property and proprietary rights including, without limitation, all applications and registrations with respect thereto.

     "LJL INTELLECTUAL PROPERTY" shall mean the Intellectual Property and Confidential Information owned or licensed by LJL prior to the Effective Date of this Agreement or developed by LJL pursuant to the terms of this Agreement.

     "LICENSED INFORMATION" shall mean know-how, trade secrets, and other information owned by FluorRx, controlled by FluorRx, or to which FluorRx has a right to license or sublicense to LJL hereunder, related to the FLT technology platform, and developed as of the Effective Date or during the Term of this Agreement, and not including Licensed Patents.

     "LICENSED PATENTS" shall mean all foreign and domestic patents and patent applications, including provisional applications, as to which FluorRx has, as of the Effective Date or during the Term of this Agreement, the right to grant the licenses or sublicenses with respect thereto to LJL hereunder, containing claims covering or relating to the FLT technology platform, and which are filed with respect to inventions conceived prior to or during the Term of this Agreement in the United States or any foreign jurisdiction, including any continuation, continuation-in-part, division, substitute application, re-registration, or patent issued therefrom, any reissue, extension or patent term extension thereof, and any confirmation patent or registration patent or patent of addition based on any such patent, and including without limitation those patents and patent applications listed in EXHIBIT A and EXHIBIT B attached hereto.

     "LICENSED PRODUCTS" shall mean the Instruments and reagents developed by LJL pursuant to the terms of this Agreement, and that incorporate the inventions covered by or incorporating Licensed Patents.

     "LICENSED TECHNOLOGY" shall mean, collectively, the Licensed Patents and the Licensed Information, and all related materials thereto available to FluorRx, and all improvements thereto.

     "NEW PATENT" shall mean any domestic or foreign issued patent or filed patent application that is not listed in EXHIBIT A or EXHIBIT B, and that includes claims covering or relating to the FLT technology platform.

1.2 CONSTRUCTION. As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof, herein", and "hereunder", and other words of similar import refer to this Agreement as a whole,


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

including the Exhibits hereto, as the same may from time to time be amended or supplemented and not to any subdivision contained in this Agreement. The word "including", when used hereof is not intended to be exclusive and means "including, without limitation". References hereof to Section, subsection, paragraph or Exhibit shall refer to the appropriate Section, subsection, paragraph or Exhibit in or to this Agreement. Headings contained in this Agreement are for ease of reference only and shall have no legal effect. The term "party" or "parties" shall mean, as the case may be, LJL or FluorRx individually or collectively, to the exclusion of other parties. In constructing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel's role in drafting the terms and provisions hereof.

                             ARTICLE 2 - LICENSE GRANT
                             -------------------------

2.1  LICENSE TO LICENSED PATENTS.

     (a) FluorRx hereby grants to LJL and its Affiliates an exclusive, royalty-bearing, worldwide right and license to use Licensed Patents set forth in EXHIBIT A to make, have made, develop, have developed, use, sell, have sold, offer to sell, import, have imported, export, have exported and otherwise distribute Licensed Products in the Field.

     (b) FluorRx hereby grants to LJL and its Affiliates a non-exclusive, royalty-bearing worldwide right and license to use Licensed Patents set forth in EXHIBIT B to make, have made, develop, have developed, use, sell, have sold, offer to sell, import, have imported, export, have exported and otherwise distribute Licensed Products in the Field.

2.2 LICENSE TO LICENSED INFORMATION. FluorRx hereby grants to LJL and its Affiliates an exclusive, paid-up, worldwide right and license to use Licensed Information to make, have made, develop, have developed, sell, have sold, offer to sell, import, have imported, export, have exported and otherwise distribute Licensed Products in the Field.

     2.3 COVENANT. FluorRx agrees that LJL shall not be liable or considered to be in breach of this Agreement in the event that [*]; PROVIDED HOWEVER, [*] To the extent reasonably possible, if LJL, its Affiliates, or licensees receives an inquiry relating to the purchase of any product [*], then LJL [*], its Affiliates, or licensees. Similarly, LJL agrees that FluorRx shall not be liable or considered to be in breach of this Agreement in the event [*]; provided, however, [*]. To the extent reasonably possible, if FluorRx, its Affiliates, or licensees receives an inquiry relating to the purchase of any product [*], then FluorRx [*].


2.4 RIGHTS TO FUTURE PATENTS AND TECHNOLOGY. Promptly upon receipt by FluorRx of each New Patent, FluorRx shall fully disclose to LJL each New Patent owned or controlled (in whole or in part), or licensed by FluorRx, for purposes of [*]. In addition to the licenses granted under Sections 2.1 and 2.2, [*].

2.5 NO OTHER RIGHTS. Except as expressly granted herein, no rights to any FluorRx trademarks, copyrights, or tradenames are granted hereunder.


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                  ARTICLE 3 - ROYALTIES, FEES, AND EXCLUSIVITY
                  --------------------------------------------

3.1 ONE-TIME FEE. In consideration of the licenses granted under Article 2 hereto, LJL shall pay to FluorRx [*] LJL shall pay: (i) [*] within [*] after the Effective Date of this Agreement: and (ii) [*] the earlier of: (a) [*] after [*]; or (b) [*].

3.2 ROYALTY. In consideration of the licenses granted under Section 2.1 hereto, LJL shall pay to FluorRx the royalties set forth in EXHIBIT C attached hereto. Royalty payments shall be due and payable [*].

3.3  MINIMUM ROYALTY.

     (a) MINIMUM ROYALTY PAYMENTS. LJL agrees to pay the minimum royalty amounts set forth in EXHIBIT C attached hereto. Each minimum royalty payment is due and payable [*] after the anniversary of the Effective Date, and all royalties paid under Section 3.2 and 3.3 shall be fully creditable toward the minimum royalty amounts, on a rolling credit basis. [*].

     (b) EFFECT OF NON-PAYMENT. In the event that LJL fails to make any minimum royalty payment due under Section 3.3(a) hereto, and LJL does not cure such failure to pay within thirty (30) days after receipt by LJL of notice thereof then, after reasonably considering LJL's reasons for nonpayment hereunder, and at FluorRx's sole discretion:

     (i)   [*]or [*].

     (ii) the licenses granted under Sections 2.1 (a) and 2.2 shall become non-exclusive, the royalty rates set forth in Section 3.2 shall thereafter [*] and [*] or

     (iii) FluorRx may submit a written request to LJL for termination of this Agreement. In the event that LJL denies such request, then the parties shall submit to binding arbitration the issue whether: (a) LJL abandoned the Licensed Technology and discontinued selling or commercializing the Licensed Products, without any intention of continuing to sell or commercialize the Licensed Products, in which event the Agreement shall be terminated; or (b) LJL was using its reasonable efforts to commercialize or sell the Licensed Products, in which event the Agreement shall not be terminated and either
Section 3(b)(i) or 3(b)(ii) would govern the relationship of the parties hereunder.

     For purposes of Section 3(b)(iii), binding arbitration shall take place in San Jose, California, under the Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator mutually agreed to by the parties or, in the event that the parties fail to appoint an arbitrator within ten (10) days after the initiation of the arbitration proceeding, appointed in accordance with such Rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction, and shall be the sole remedy available under this Section 3.3(b). The parties agree that, any provision of


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party, but shall strictly conform to the provisions set forth in this Section 3.3(b).

3.4 NEW PATENT FEES. In the event that LJL elects to exercise its rights under Section 2.4 with respect to a New Patent, [*]. In addition, [*]; PROVIDED, HOWEVER, that in no event [*]. In addition, within [*], the amount of [*].

3.5 AUDIT RIGHTS. LJL will permit an independent accounting firm retained by FluorRx and acceptable to LJL, to access LJL's records solely for purposes of auditing LJL's payment of the fees pursuant to Sections 3.2 and 3.3 hereto; PROVIDED, HOWEVER, that such audit: (i) shall be upon at least thirty (30) days prior notice to LJL; (ii) is conducted during LJL's normal business hours, and without disruption to LJL's business; (iii) is conducted at FluorRx's sole expense; and (iv) any information obtained or accessed as a result of such audit shall be considered LJL's Confidential Information, subject to the confidentiality provisions of Article 7 hereto, and the accounting firm shall be bound by obligations of confidentiality with respect to LJL's Confidential Information. In the event that the audit reveals an underpayment of [*] or more, then LJL shall [*].

                       ARTICLE 4 - OBLIGATIONS OF THE PARTIES
                       --------------------------------------

4.1  DELIVERABLES.  Within [*] after the payment of the [*], as set forth in
Section 3.1, FluorRx shall arrange for [*], to meet with LJL at a mutually agreed site in Baltimore, Maryland, to deliver the Licensed Information at a mutually agreed time. Prior to such meeting, LJL will provide to FluorRx a proposed agenda for such meeting. [*].

4.2 UPDATES. During the term of this Agreement each party shall generally keep the other party fully and promptly apprised of all technical and other developments and information relating to the Licensed Technology, as such developments and information becomes available to the apprising party. In addition, each party hereto will provide to the other party hereto[*] relating to the Licensed Technology, in a form mutually agreed by the parties.

4.3 COOPERATION AND SUPPORT. During the term of this Agreement, LJL and FluorRx agree to cooperate fully and in good faith to enhance the development of the Licensed Products. In general, the duty to cooperate means that LJL's and FluorRx's scientific and management personnel involved in the development of the Licensed Products shall communicate as frequently as reasonably necessary to facilitate the transfer of information and Confidential Information, including specifications, contemplated by this Agreement, discuss and review the same and coordinate the fulfillment of LJL's obligations under this Agreement. If LJL participates in the sponsored research program, as set forth in Article 5 hereto, then [*]; and, if LJL does not participate, [*], and as reasonably necessary for LJL to fully exercise its rights under this Agreement, [*] For purposes of this Agreement, the term "CONSULTING DAYS" shall mean eight (8) man-hours. In the event that, at any time, LJL requests additional Consulting Days, then [*]. Nothing in this Agreement shall be interpreted as any guaranty on the part of LJL that the development contemplated by this Agreement win result in any commercially successful Licensed Products, or any obligation of LJL to develop any specific Licensed Products.


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

4.4 CONSULTANT. If at any time LJL requests the services and support of [*] then FluorRx will use its best efforts to make [*] available, subject to [*] personal schedule, and LJL agrees [*], including [*], associated with receiving such Consulting.

           ARTICLE 5 - SPONSORED RESEARCH PROGRAM; INTELLECTUAL PROPERTY
           -------------------------------------------------------------

5.1 SPONSORED RESEARCH PROGRAM. At LJL's sole discretion, LJL may elect to participate in the [*]. LJL's involvement, if LJL so elects, shall be in accordance with the terms and conditions set forth in EXHIBIT D attached hereto. LJL shall notify FluorRx in writing in the event that LJL elects to participate in such sponsored research program.

5.2 LJL INTELLECTUAL PROPERTY. FluorRx acknowledges and agrees that LJL or its licensors, as the case may be, are the sole and exclusive owners of all right, title and interest in and to the LJL Intellectual Property and Licensed Products. No provision contained in this Agreement shall be construed to transfer to FluorRx, any FluorRx Affiliate, or any FluorRx customer any right, title or ownership interest in any LJL Intellectual Property that may be embodied in any Licensed Product.

5.3 FLUORRX INTELLECTUAL PROPERTY. LJL acknowledges and agrees that FluorRx or its licensors, as the case may be, are the sole and exclusive owners of all right, title and interest in and to FluorRx's Confidential Information and Licensed Technology. Except as expressly stated herein, no provision contained in this Agreement shall be construed to transfer to LJL, and LJL Affiliate or any LJL customer any right, title or ownership interest in FluorRx's Confidential Information or Licensed Technology.

5.4 LICENSED PRODUCTS INTELLECTUAL PROPERTY. The parties hereto shall use their commercially reasonable efforts to maintain the strict allocation of Intellectual Property rights contemplated in Sections 5.2 and 5.3 hereto, during the development of the Licensed Products. Nonetheless, should any patentable invention, trade secret or know-how or other Intellectual Property be developed by LJL in connection with the development of any Licensed Products hereunder in performance of this Agreement, then LJL shall own such Intellectual Property. LJL agrees to enter into good faith negotiations with FluorRx [*], including without limitation, [*].

5.5 SPONSORED RESEARCH PROGRAM INTELLECTUAL PROPERTY. In the event that any Intellectual Property rights are conceived, developed, or reduced to practice during the development of applications under the sponsored research program, as set forth in EXHIBIT D attached hereto, then LJL shall exclusively own all such Intellectual Property rights with respect to such application. In the event that any Intellectual Property rights are conceived, developed, or reduced to practice during the basic research and development under the sponsored research program, as set forth in EXHIBIT D attached hereto, then the parties agree to jointly own all such Intellectual Property rights thereto, with FluorRx being restricted from using such Intellectual Property rights within the Field.

5.6 NO RIGHTS GRANTED. The parties hereto acknowledge and agree that, except as expressly granted herein, nothing in this Agreement is to be construed as a grant of or as an intention or commitment to grant to FluorRx any right, title or interest, of any nature whatsoever, to LJL Intellectual Property or to any products or processes encompassed thereby or any improvements or developments thereon.


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

              ARTICLE 6 - GOVERNMENT APPROVALS: PATENT PROTECTION
              ---------------------------------------------------

6.1 APPROVALS. LJL shall solely be responsible for obtaining all required governmental approvals, including FDA approvals, for the development, testing, production, distribution, sale and use of Licensed Products in the Field and for applications developed for LJL under the sponsored research program. FluorRx agrees to provide LJL, at LJL's expense, with any assistance reasonably requested by LJL, in obtaining such governmental approvals, including, without limitation, the furnishing of all relevant technical information and know-how presently or hereafter available to FluorRx, but excluding any documentation or data which FluorRx is bound by obligations to third parties to keep confidential.

6.2 PATENT PROTECTION. Each party hereto shall promptly disclose to the other party hereto the making, conception or reduction to practice of any joint invention developed under the sponsored research program. Each party shall apply for any patent(s) covering its own invention, and shall be responsible for any and all costs associated with prosecuting and maintaining such patents; PROVIDED, however, that if a party fails to prosecute or maintain any such patent (the "FIRST PARTY") within sixty (60) days of request in writing by the other party hereto (the "SECOND PARTY"), such Second Party shall have the right to prosecute and maintain such patent at its own expense and shall be solely entitled to ownership of the issuing or issued patent, and such First Party shall have, during the Term of this Agreement, a non-exclusive, royalty-free license to make, have made, use, sell, and import under such patent, and after the termination or expiration of this Agreement, such First Party shall then have a non-exclusive license to make, have made, use, sell, and import under such patent, under commercially reasonable royalty terms.

6.3 ACTION AGAINST INFRINGERS. If during the term of this Agreement, LJL becomes aware of a third party infringement or threatened infringement of any Licensed Patent, or any misappropriation of Licensed Technology that is incorporated in or related to Licensed Products, the following provisions shall apply:

     6.3.1 LJL shall promptly give notice to FluorRx, with all available details.

     6.3.2 FluorRx shall use its best efforts to pursue in its name at its own expense to restrain such infringement and to recover profits and damages if such infringement relates to Licensed Technology or Licensed Patents in the Field. LJL agrees at FluorRx's request to cooperate in the pursuit thereof, as is reasonably necessary, at FluorRx's expense. FluorRx shall have the sole right to control prosecution but FluorRx shall keep LJL informed on a regular basis as to the status of such action.

     6.3.3 If FluorRx fails to take action under Section 6.3.2 within [*] after becoming aware of such infringement, in the first instance or by notice from LJL, then LJL, at any time prior to FluorRx thereafter taking action, shall have the right, but not the obligation to take such action in its own name; PROVIDED, HOWEVER, that: (i) such infringement relates to Licensed Technology or Licensed Patents in or covering Licensed Products in the Field;
(ii) [*] any such action [*]. In the event that LJL exercises its rights under this Section 6.3.3, FluorRx shall have the right to observe in any such action hereunder, at its sole expense. FluorRx shall cooperate with LJL,


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

at LJL's expense, as is reasonably necessary in any such action brought by LJL. If LJL brings legal action, [*], including all of LJL's lost profits and damages.

                         ARTICLE 7 - CONFIDENTIALITY
                         ---------------------------

7. 1 DUTY OF NON-DISCLOSURE. In the course of doing business in accordance with this Agreement, FluorRx will receive Confidential Information from LJL ("LJL CONFIDENTIAL INFORMATION") and LJL will receive Confidential Information from FluorRx ("FLUORRX CONFIDENTIAL INFORMATION'). The parties shall: (i) maintain in strict confidence, and not disclose or reveal to third parties, any information of the other party hereto communicated under this Agreement;
(ii) use such information only for the purposes specifically provided under this Agreement; and (iii) obligate all their personnel having access to such information to treat it in the same manner as their own proprietary information, except and to the extent as required by governmental authorities.
 If either party becomes required by governmental authorities to disclose any such information to a third party, it shall provide prompt written notice thereof to the other party, and use its best efforts to secure confidential treatment thereof. Notwithstanding the preceding, either party may disclose all or portions of the information to responsible persons or organizations who will be entrusted by a party hereto with the evaluation, development or packaging of the Licensed Products or as may otherwise be reasonably necessary to exercise such party's rights under this Agreement; PROVIDED, HOWEVER such party shall impose upon said persons or organizations substantially the same or stricter obligations than those imposed under this Section 7.1.

7.2 EXCLUSIONS. Notwithstanding the foregoing, information shall not be treated as "Confidential Information" under this Agreement which:

     (i)   at the time of disclosure is in the public domain;

     (ii) after disclosure has become part of the public domain by publication or otherwise, except by act or omission of the Receiving Party or its employees, agents or contractors; or

     (iii) the Receiving Party can establish by competent proof was in its possession at the time of disclosure hereunder; or

     (iv) the Receiving Party receives, without restriction, from a third party, provided that such information was not obtained by said third party directly or indirectly from the Disclosing Party under an obligation of confidence.

7.3 PUBLICATIONS. The contents of all proposed technical publications or oral presentations concerning the Licensed Products by one party (the "DISCLOSING PARTY") shall be submitted to the other party (the "NON-DISCLOSING PARTY") for approval prior to any such publication or oral presentations, which approval shall not be unreasonably withheld. The parties expressly agree that all drafts of any publications or oral presentations by a Disclosing Party, including without


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

limitation manuscripts, abstracts, posters, and visual works based on the Sponsored Research Program or the Licensed Products shall be submitted to the Non-Disclosing Party at least [*] prior to the proposed submission of such drafts for publication or presentation. Such publications and presentations shall not divulge any of the Non-Disclosing Party's Confidential Information without prior written approval of the Non-Disclosing Party, and the Disclosing Party shall promptly remove any Confidential Information identified and requested by the Non-Disclosing Party. If requested by the Non-Disclosing Party, the Disclosing Party shall delay the submission of any publication or presentation up to [*] from the date of the Non-Disclosing Party's request for such a delay to permit the preparation and filing of related patent applications.

7.4 CONFIDENTIALITY OF AGREEMENT. Each party hereto agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; PROVIDED, HOWEVER, that each party hereto may disclose the terms and conditions of this Agreement:

     (i)   as required by any court or other governmental body;

     (ii)  as otherwise required by law;

     (iii) to each parties' own legal counsel;

     (iv) in confidence, to that party's accountants, banks, and financing sources and their advisors;

     (v) in connection with the enforcement of this Agreement or rights under this Agreement; or

     (vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.


                     ARTICLE 8 - REPRESENTATION AND WARRANTIES
                     -----------------------------------------

8.1  LJL REPRESENTATIONS.  LJL represents, warrants and agrees as follows:

     (a) POWER AND AUTHORITY. LJL has the corporate power and authority to execute and deliver this Agreement, and perform its obligations hereunder.
The execution, delivery and performance of this Agreement by LJL have been duly and validly authorized by LJL, and upon execution and delivery by FluorRx, this Agreement will constitute the valid and binding agreement of LJL enforceable against it in accordance with its terms.

     (b) NO CONFLICT. Neither LJL's execution and delivery of this Agreement nor its performance hereunder will result in a breach of any agreement or contract to which LJL may



[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

be a party, or violate any applicable law or regulation, LJL's Articles of Incorporation or By-Laws, or any judgment or order of any court or governmental agency with competent jurisdiction and authority over LJL.

8.2 FLUORRX REPRESENTATIONS. FluorRx represents, warrants and agrees as follows:

     (a) POWER AND AUTHORITY. FluorRx has the corporate power and authority to execute and deliver this Agreement, and perform its obligations hereunder. The execution, delivery and performance of this Agreement by FluorRx have been duly and validly authorized by FluorRx, and upon execution and delivery by LJL, this Agreement will constitute the valid and binding agreement of FluorRx enforceable against it in accordance with its terms.

     (b) NO CONFLICT. Neither FluorRx's execution and delivery of this Agreement nor its performance hereunder will result in a breach of any agreement or contract to which FluorRx or any of its Affiliates may be a party, or violate any applicable law or regulation, FluorRx's Articles of Incorporation or By-Laws, or any judgment or order of any court or governmental agency with competent jurisdiction and authority over FluorRx.

     (c) GRANTED RIGHTS. FluorRx owns, or has the right to license, the FluorRx Intellectual Property related to the Licensed Technology that is the subject matter of this Agreement.

8.3 DISCLAIMER OF WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER STATUTORY WARRANTIES.

                         ARTICLE 9 - INDEMNIFICATION
                         ---------------------------

9.1 FLUORRX INDEMNIFICATION. FluorRx assumes responsibility and shall indemnify LJL from all liability to third parties or expenses of litigation (including reasonable attorney's fees) for: (i) the breach or misrepresentation by FluorRx of its warranties or obligations hereunder; (ii) the negligent or intentionally wrongful acts or omissions of FluorRx; and
(ill) any breach or alleged breach of any third party Intellectual Property rights by Licensed Technology and Licensed Products; EXCEPT to the extent such personal injury or property damages results from or arises out of: (a) the breach or misrepresentation by LJL of its warranties or obligations hereunder; or (b) the negligent or intentionally wrongful acts or omissions of LJL,

9.2 LJL INDEMNIFICATION. LJL assumes responsibility and shall indemnify FluorRx from all liability to third parties or expenses of litigation (including reasonable attorney's fees) for personal injuries or property damages resulting from or arising out of: (i) the breach or misrepresentation by LJL of its warranties or obligations hereunder; or (ii) product liability


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

with respect to the Licensed Product; or (iii) the negligent or intentionally wrongful acts or omissions of LJL, EXCEPT to the extent such personal injury or property damages results from or arises out of: (a) the breach or misrepresentation by FluorRx of its warranties or obligations hereunder; or (b) negligent acts or omissions of FluorRx.

9.3 PROCEDURES. Each party's obligation to indemnify the other party under this Article 9 shall be subject to its: (i) being notified promptly of such claim; (ii) being given sole control of the defense and/or settlement thereof, and, (iii) receiving the cooperation of the indemnified party.

9.4 LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO A BREACH BY EITHER PARTY OF ARTICLE 7. THIS LIMITATION WILL APPLY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.


                          ARTICLE 10 TERMINATION

10.1 TERM The term of this Agreement shall commence as of the Effective Date hereof, and shall continue until: (i) the last to expire Licensed Patent; (ii) all Licensed Patents are held invalid or unenforceable by a court of competent jurisdiction; or (iii) terminated under the provisions of this Article 10.

10.2 TERMINATION. Without prejudice to any other rights it may have hereunder or at law or in equity, either may terminate this Agreement immediately by written notice to the other party in the event the other party materially breaches any provision of this Agreement and fails to cure such breach within [*] after receiving written notice of the breach from the non-breaching party.

10.3 RIGHTS AND DUTIES UPON TERMINATION. Termination of this Agreement, for whatever reason, shall not affect any rights or obligations accrued by either party prior to the effective date of termination and specifically stated herein to survive such termination. Upon any termination of this Agreement, each party shall, and shall cause its Affiliates and sublicensees to, return to the other party within thirty (30) days all copies of Confidential Information of any kind communicated or delivered by the Disclosing Party still within the custody or control of the Receiving Party, including all copies thereof, in whatever form.

10.4 SURVIVABILITY. The representations, warranties, covenants and obligations of the parties contained in Sections 10.3, 10.4, and Articles 1, 5, 6, 7, 8, 9, and 11 hereof, shall survive the termination of this Agreement unless otherwise indicated therein.



[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                          ARTICLE 11 - GENERAL PROVISIONS
                          -------------------------------

11.1 INDEPENDENT STATUS OF PARTIES.   The parties hereto acknowledge and agree
that in connection with this Agreement, each party is an independent contractor with respect to the other, and nothing in this Agreement shall be considered to create an employment, agency, joint venture, partnership, fiduciary or other relationship between LJL and FluorRx. Except as expressly provided herein: neither party shall have the right to bind the other to any agreement with a third party nor to represent itself as an agent, partner or joint venturer of the other or to incur any obligation or liability on behalf of the other party; (ii) the parties are not sharing in any profits of the other and are not otherwise jointly responsible for any of the other party's expenses, losses, or liabilities; and (iii) nothing herein shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both the parties.

11.2 FORCE MAJEURE. Except as otherwise specifically provided herein, neither party shall be liable for loss, damage, detention, or delay, nor be deemed to be in default from causes beyond its reasonable control or from fire, strike, labor difficulties, act or omission of any governmental authority or of the other party, INSURRECTION or riot, embargo, delays or shortages in transportation or inability to obtain necessary labor, materials, or manufacturing facilities from usual sources or from defects or delays in the performance of its suppliers or subcontractors due to any of the foregoing enumerated causes. In the event of delay due to any such cause, each party hereto undertakes to immediately notify the other party hereto and the date of delivery will be adjusted as maybe reasonably necessary.

11.3 NOTICES. All notices hereunder shall be in writing and shall be personally delivered or duly dispatched in the United States by registered mail, or by overnight air courier, duly addressed, if to LJL, to:

                    LJL BIOSYSTEMS, INC.
                    404 Tasman Drive
                    Sunnyvale, California 94089
                    ATTN: Lev J. Leytes, P.E.
                                          President and CEO

or, if to FluorRx to:

                    FLUORRX
                    979 Keystone Way
                    Carmel, Indiana  46032
                    ATTN:  John Hurrell, Ph.D.
                                          President and CEO
or in either case to such address as the recipient party shall previously have designated for the purpose by written communication to and actually received by the giving party. Notices shall be effective upon receipt.

11.4 AMENDMENTS. This Agreement embodies all of the understandings and obligations between the parties concerning the Licensed Products and the Licensed Technology, and any amendments and supplements shall not be valid unless executed in writing by duly authorized officers of both parties.

11.5 ASSIGNABILITY. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, EXCEPT either party may assign this Agreement in connection with the sale or assignment of substantially its business to which this Agreement relates. Any assignment of this Agreement shall be conditioned upon the assignee agreeing to be bound by all the terms of this Agreement.

11.6 GOVERNING LAW: VENUE. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles, regardless of the place of its execution or performance. Any dispute, controversy, difference, or claim arising between the parties, out of, in relation to, or in connection with this Agreement, or any breach thereof, shall brought in the venue of the party against which the action initially is brought.

11.7 SERVERABILITY. In the event that any term, clause or provision of this Agreement is construed to be or adjudged invalid, void, contrary, to law or public policy, or otherwise unenforceable: (i) the remaining provisions of this Agreement as well as any portions thereof shall remain in full force and effect; (ii) the affected provision shall remain unenforceable to the fullest extent of the parties' stated intentions consistent with applicable law and public policy; and (iii) the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly reflects the parties' stated intention as set forth in such affected provision.

11.8 ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior representations, assurances, courses of dealing, agreements and undertaking, whether written or oral, between them concerning such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their qualified representatives effective as of the date first above written.

     LJL BIOSYSTEMS                               FLUORRX

By:  /s/ Lev Leytes                       By:  /s/ John Hurell, Ph.D.
     -------------------------------           -------------------------------

Title:  President & CEO                   Title:  President & CEO
        ---------------------------               ----------------------------

Date:  June 5, 1997                       Date: June 5, 1997
       ---------------------------              ------------------------------

                                      EXHIBIT A
                                      ---------

               FLUORRX PATENTS LICENSED TO LJL ON AN EXCLUSIVE BASIS
               -----------------------------------------------------

ISSUED PATENTS
--------------
[*]

PATENT APPLICATIONS
-------------------
[*]


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      EXHIBIT B
                                      ---------

              FLUORRX PATENTS LICENSED TO LJL ON A NON-EXCLUSIVE BASIS


PATENT NO.               TITLE
----------               -----

[*]                      [*]


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      EXHIBIT C
                                      ---------

                                      ROYALTIES

I.   INSTRUMENTATION
      A.    [*]
      B.    [*]

II.  REAGENTS

     [*]

III. MINIMUM ROYALTIES

     [*]

     Wherein the first year is the period extending from the Effective Date through twelve (12) months thereafter, and each subsequent year is measured at the anniversary of the Effective Date.

"NET SALES" shall mean the gross invoiced price received by LJL for: [*]


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                     EXHIBIT D
                                     ---------

                             SPONSORED RESEARCH PROGRAM
                             --------------------------

STATEMENT OF PURPOSE: LJL and FluorRx will work together to identify each specific project under the program, including without limitation, the research goals, milestones, management, and staffing requirements, of each such project.

I.   DIRECT COSTS (PER YEAR):

                       [*]

II.  APPLICATION DEVELOPMENT:

                       [*]

III. BASIC R&D:

                       [*]

IV.  COMMITMENT:

                       [*]


[*] = Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.